UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55415	99-0376434
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

200 CambridgePark Drive, Suite 2000
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

(617) 945-9146

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chairman, President and Chief Executive Officer and Entry into Letter Agreement

On September 21, 2016, the Board of Directors (the “Board”) of Enumeral Biomedical Holdings, Inc. (the “Company”) appointed Wael Fayad, age 49, to serve as President and Chief Executive Officer of the Company, effective as of September 21, 2016, and, in connection therewith, appointed Mr. Fayad as a director of the Company and Chairman of the Board.

Prior to joining the Company, from January 2015 until September 2016, Mr. Fayad was engaged in a number of entrepreneurial ventures, including helping to launch Valentine & Cautreels, Inc., a start-up company focusing on improving healthcare outcomes and reducing the total cost of care, in October 2015. Mr. Fayad continues to serve on Valentine & Cautreels’ advisory board. From January 2001 until January 2015, Mr. Fayad served in roles of increasing responsibilities at Forest Laboratories, Inc., culminating in his service as Corporate Vice President, Global Business Development. In that role, Mr. Fayad was responsible for business development and alliance management, including the identification, assessment and negotiation of multiple business opportunities. Prior to Forest, Mr. Fayad served in positions of increasing responsibility at Schering-Plough and Novartis in the fields of sales, marketing, and new product development. Mr. Fayad holds a B.S. in biology from the American University of Beirut, and an M.B.A. from Concordia University.

In connection with Mr. Fayad’s appointment, the Board designated Mr. Fayad as the Company’s “Principal Executive Officer” for U.S. Securities and Exchange Commission (the “SEC”) reporting purposes, effective as of September 21, 2016.

In addition, the Company entered into an offer letter with Mr. Fayad, dated September 21, 2016 (the “Letter Agreement”), which sets forth the terms pursuant to which Mr. Fayad shall serve as the Company’s Chairman of the Board, President and Chief Executive Officer. The Letter Agreement provides that Mr. Fayad will receive a base salary at the rate of $325,000 per annum. Mr. Fayad will also be eligible to earn a target bonus of up to 50% of the base salary, payable in cash, based upon achievement of corporate objectives, individual objectives, and the Company’s finances, all as determined and at the discretion of the independent members of the Board or the Board’s Compensation Committee.

Pursuant to the terms of the Letter Agreement, on September 21, 2016, the Board approved the following grants to Mr. Fayad:

I.	options under the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), to purchase 100,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at an exercise price of $0.19 per share, such option award to be evidenced by the Company’s form of option agreement under the 2014 Plan and shall, to the maximum extent permitted by applicable federal tax laws, be granted as incentive stock options, and which shall vest and become exercisable in full upon grant;
II.	options under the 2014 Plan to purchase 750,000 shares of Common Stock at an exercise price of $0.19 per share, such option award to be evidenced by the Company’s form of option agreement under the 2014 Plan and shall, to the maximum extent permitted by applicable federal tax laws, be granted as incentive stock options (the “Tranche A Agreement”), and which shall vest and become exercisable upon the Company entering into a collaboration and/or licensing agreement with a corporate partner on terms acceptable to the Board that provides the Company will receive at least a specified amount in upfront fees upon signing (the “Tranche A Options”); and

III.	non-qualified stock options granted outside of the 2014 Plan to purchase an aggregate of 1,750,000 shares of Common Stock at an exercise price of $0.19 per share, such option awards to be evidenced by a non-qualified stock option agreement from the Company (the “Tranche B and C Agreement” and, with the Tranche A Agreement, the “Option Agreements”) which such options shall vest and become exercisable on the following schedule:
(i)	750,000 shares of Common Stock underlying the options shall vest and become exercisable upon the Company entering into a second (i.e., in addition to the transaction described above) collaboration and/or licensing agreement with a corporate partner on terms acceptable to the Board that provides the Company will receive at least a specified amount in upfront fees upon signing (the “Tranche B Options”); provided that, in the event that the Company enters into collaboration and/or licensing agreement(s) with one or more corporate partners on terms acceptable to the Board that collectively provide the Company will receive at least an aggregate of a specified amount in upfront fees upon signing, all of the Tranche A Options and Tranche B shall vest and become exercisable; and
(ii)	the remaining 1,000,000 shares of Common Stock underlying the options shall vest and become exercisable upon the closing of an equity financing transaction on terms acceptable to the Board with gross proceeds to the Company of at least a specified amount, which may include proceeds from the exercise of some or all of the warrants issued in connection with the Company’s July 2014 private placement offering (the “Tranche C Options”); provided that, in the event the Company raises at least a certain specified amount in one or more transactions (including proceeds from the exercise of some or all of the warrants issued in connection with the Company’s July 2014 private placement offering), with at least a certain specified portion raised through non-dilutive collaboration and/or licensing agreements, all of the Tranche A Options, Tranche B Options, and Tranche C Options shall vest and become exercisable.

The Letter Agreement provides that if, while Mr. Fayad is employed as Chairman, President and Chief Executive Officer, the Company achieves the milestones listed in both (II.) and (III.)(i) in the paragraph above, or, if earlier, upon the achievement of the milestone listed in (III.)(ii) in the paragraph above, and following such funding achievement Mr. Fayad’s employment with the Company is subsequently involuntarily terminated without Cause (as defined in the Letter Agreement), then the Company will pay Mr. Fayad his base salary for a period of twelve (12) months following the date of the notice of termination (the “Severance Benefits”), provided that Mr. Fayad continues to comply with and not breach the terms set forth in the Letter Agreement and enters into a termination and release agreement in a form acceptable to the Company.

Pursuant to the terms of the Letter Agreement, in the event a Change of Control (as defined in the Letter Agreement) occurs within the first six (6) months following the effective date of the Letter Agreement, and Mr. Fayad’s employment with the Company is terminated in connection with such Change of Control (and provided that Mr. Fayad is not at that time entitled to the Severance Benefits set forth above), then the Company will pay Mr. Fayad his base salary for a period of six (6) months following the date of the notice of termination, provided that Mr. Fayad continues to comply with and not breach the terms set forth in the Letter Agreement and enters into a termination and release agreement in a form acceptable to the Company.

The Letter Agreement also includes an Obligations Agreement which contains, among other provisions, non-competition and non-solicitation provisions applicable to Mr. Fayad in certain circumstances specified therein.

Except as described above, (i) there are no arrangements or understandings between the new director and any other person pursuant to which Mr. Fayad was selected as a director, and (ii) there is no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, between the Company and Mr. Fayad in which the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years.

The foregoing summaries of the Letter Agreement and the Option Agreements do not purport to be complete and are qualified in their entirety by reference to the Letter Agreement and the Option Agreements, copies of which will be subsequently filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2016. The Company intends to seek confidential treatment for certain portions of the Letter Agreement and the Option Agreements.

Indemnification Agreement

In connection with Mr. Fayad’s appointment as Chairman, President and Chief Executive Officer, the Company entered into its standard indemnification agreement for directors and officers (the “Indemnification Agreement”) with Mr. Fayad. The Indemnification Agreement provides for the indemnification of Mr. Fayad for certain expenses and liabilities (including liabilities arising under the Securities Act of 1933, as amended) incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which he is a party, or is threatened to be made a party, by reason of the fact that he is or was a director, officer, employee, agent or fiduciary of the Company, or any of the Company’s subsidiaries, by reason of any action or inaction by him while serving as an officer, director, agent or fiduciary, or by reason of the fact that he was serving at the Company’s request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company or any of its subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement, which was filed as Exhibit 10.45 to the Company’s Current Report on Form 8-K/A for the event occurring on July 31, 2014, as filed with the SEC on August 8, 2014, and is incorporated herein by reference.

Transition of Executive Chairman

On September 21, 2016 (the “Separation Date”), Mr. Rydzewski resigned as Executive Chairman of the Company, and also resigned from the Board. In connection with Mr. Rydzewski’s resignation, the Company entered into a separation letter agreement with Mr. Rydzewski, dated September 21, 2016 (the “Separation Agreement”).

The Separation Agreement sets forth the terms of Mr. Rydzewski’s separation from service from the Company, and makes reference to certain provisions set forth in the Amended and Restated Employment Agreement, dated as of July 21, 2014, between Mr. Rydzewski and Enumeral Biomedical Corp., which was assumed by the Company on July 31, 2014.

Pursuant to the terms of the Separation Agreement, the Company will continue to pay one hundred percent (100%) of the cost for Mr. Rydzewski’s continuing medical, dental, and prescription benefits to which he was entitled during his employment with the Company until the earlier of (i) eighteen (18) months following the Separation Date pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”), or (ii) such time as Mr. Rydzewski becomes eligible for similar benefits from another employer.

In addition, pursuant to the terms of the Separation Agreement, all options to purchase shares of Common Stock and restricted stock grants in the Company held by Mr. Rydzewski or in a trust established by Mr. Rydzewski for the benefit of his spouse, children or heirs that are unvested as of the Separation Date shall vest in full immediately upon the “Effective Date” of the Separation Agreement (as defined in paragraph 15(e) thereof). In addition, the Separation Agreement provides that the period for exercising all such options to purchase Common Stock shall be extended to the date that is five (5) years following the Effective Date of the Separation Agreement.

The Separation Agreement also contains non-solicitation provisions applicable to Mr. Rydzewski during the twelve (12) month period following the Separation Date, confidentiality and non-disparagement provisions, and a full release of the Company, subject to certain exceptions.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Resignation of Former CEO from the Board

On September 19, 2016 (the “Resignation Date”), Arthur H. Tinkelenberg, Ph.D., the Company’s former President and Chief Executive Officer, resigned from the Board, effective as of the Resignation Date.

Buckland Agreement Amendment

On September 21, 2016, the Company entered into Amendment No. 1 to Scientific Advisory Board Agreement (“the Amendment”) with Barry Buckland, Ph.D., a director of the Company. The Amendment extends the term of that certain Scientific Advisory Board Agreement, dated as of September 14, 2014 (the “SAB Agreement”), until September 14, 2017. Pursuant to the terms of the SAB Agreement, Dr. Buckland serves as Chairman of the Company’s Scientific Advisory Board.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Cash Retention Award for Principal Financial Officer

On September 21, 2016, the Board approved discretionary cash retention award in the amount of $50,000 for Kevin G. Sarney, who serves as the Company’s Vice President of Finance, Chief Accounting Officer and Treasurer and is designated as the Company’s “Principal Financial Officer” for SEC reporting purposes.

Item 8.01	Other Events.

On September 22, 2016, the Company issued a press release announcing that Mr. Fayad had been appointed Chairman, President and Chief Executive Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1*	Separation Agreement, dated as of September 21, 2016, between John J. Rydzewski and Enumeral Biomedical Holdings, Inc.
10.2*	Amendment No. 1 to Scientific Advisory Board Agreement, dated as of September 21, 2016, between Barry Buckland, Ph.D. and Enumeral Biomedical Holdings, Inc.
10.3**	Form of Indemnification Agreement between Enumeral Biomedical Holdings, Inc. and each of its directors and officers
99.1*	Press Release of Enumeral Biomedical Holdings, Inc., dated September 22, 2016

*Filed herewith.

**Incorporated by reference to Exhibit 10.45 to Amendment No. 1 to the Current Report on Form 8-K/A for the event occurring on July 31, 2014 as filed with the SEC on August 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated: September 23, 2016	By:	/s/ Matthew A. Ebert
		Name:	Matthew A. Ebert
		Title:	General Counsel and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

10.1*	Separation Agreement, dated as of September 21, 2016, between John J. Rydzewski and Enumeral Biomedical Holdings, Inc.
10.2*	Amendment No. 1 to Scientific Advisory Board Agreement, dated as of September 21, 2016, between Barry Buckland, Ph.D. and Enumeral Biomedical Holdings, Inc.
10.3**	Form of Indemnification Agreement between Enumeral Biomedical Holdings, Inc. and each of its directors and officers
99.1*	Press Release of Enumeral Biomedical Holdings, Inc., dated September 22, 2016

*Filed herewith.

**Incorporated by reference to Exhibit 10.45 to Amendment No. 1 to the Current Report on Form 8-K/A for the event occurring on July 31, 2014 as filed with the SEC on August 8, 2014.